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                                                                    EXHIBIT 10.6

                                 SCHEDULE I-2

                        FORM OF GUARANTY TO BE EXECUTED
                             BY FOUR MEDIA COMPANY

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                                   GUARANTY

     This Guaranty ("Guaranty") is entered into as of February 13, 1995 by Four Media Company, a Delaware corporation ("Guarantor"), in favor of MTV Asia LDC ("MTVA").

     In order to induce MTVA to enter into that certain Agreement dated as of February 13, 1995 (the "Agreement") between MTVA and Four Media Company Asia PTE Ltd. ("4MCA"), a wholly-owned subsidiary of Guarantor, and for other valuable consideration, receipt of which is hereby acknowledged, Guarantor hereby irrevocably, absolutely and unconditionally guarantees to MTVA the prompt, punctual and full performance and payment when due of any and all obligations of 4MCA under the Agreement and the prompt performance of any and all of the terms, conditions and covenants agreed to be performed by 4MCA under the Agreement, irrespective of the value, genuineness, validity, regularity or enforceability of the Agreement or any term or provision of any other document relating to the Obligations or any other circumstance, to the extent any of the foregoing might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (all such obligations, terms, conditions and covenants are hereinafter collectively referred to as the "Obligations"). The term "Obligations" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities heretofore, now or hereafter made, incurred or created under the Agreement, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon any of the Obligations may be or hereafter become unenforceable.

     This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms.

     Guarantor hereby expressly waives diligence, presentment, demand for payment, protest, benefit of any statute of limitations affecting 4MCA's liability under the Agreement or the enforcement of this Guaranty, benefit of any act or omission by MTVA which directly or indirectly results in or aids the discharge of 4MCA or any of the Obligations by operation of law or otherwise, all notices whatsoever, including, without limitation, notice of acceptance of this Guaranty and the incurring of the Obligations, and any requirement that MTVA exhaust any right, power or remedy or proceed against 4MCA or any other guarantor, or any other security for, or any other party liable for, any of the Obligations. Guarantor specifically agrees that it will not be necessary or required, and Guarantor shall not be entitled to require, that MTVA file suit or proceed to assert or obtain a claim for personal judgment against 4MCA for the Obligations or to make any effort at collection or enforcement of the Obligations from 4MCA or file suit or proceed to obtain or assert a claim for personal judgment against any other guarantor or other party liable for the Obligations or make any effort at collection of the Obligations from any such party or exercise or assert any other right or remedy to which MTVA is or may be entitled in connection with the Obligations or any guaranty thereof or assert or file
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any claim against the assets of 4MCA or any other person liable for this
Guaranty or the Obligations, or any part thereof, before or as a condition of enforcing the liability of Guarantor under this Guaranty.

     Until payment and performance in full of the Obligations, Guarantor waives any right to enforce any remedy of MTVA which MTVA now or may hereafter have against 4MCA, any other guarantor or any other person and waives any benefit of, or any right to participation in, any security whatsoever now or hereafter held by MTVA. Guarantor waives any defense Guarantor may have based upon any election of remedies by MTVA which impairs or nullifies Guarantor's subrogation rights or Guarantor's rights to proceed against 4MCA for reimbursement, including, without limitation, any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of 4MCA in connection with any state, federal or foreign anti-deficiency laws or any other laws limiting, qualifying or discharging the Obligations.

     The liability of Guarantor hereunder shall be reinstated and revived and the rights of MTVA shall continue if and to the extent that for any reason any payment or performance by or on behalf of 4MCA is rescinded or must be otherwise restored by MTVA, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid or such act had not been performed. The determination as to whether any such payment or performance must be rescinded or restored shall be made by MTVA in its sole discretion; provided, however, that if MTVA chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold harmless MTVA with respect to all costs (including, without limitation, attorneys' fees) of such litigation.

     THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered by Guarantor as of the date first above written.

                                       FOUR MEDIA COMPANY, a Delaware
                                       corporation


                                       By: /s/ Robert T. Walston
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                                          Its:  CEO
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